Exhibit 10.8

Lightspace Corporation

125 CambridgePark Drive

Cambridge, MA 02140

April 21, 2006

Andrew Kennedy Lang

387 Concord Ave.

Cambridge, MA 02140

Dear Ken,

                Re:          Separation Agreement

This letter agreement (this “Agreement”) confirms the terms of the termination of your employment with the Lightspace Corporation (the “Company”) and your separation agreement with the Company.

The Company and you have agreed as follows:

                1.             Termination of Employment; Benefits.  This Agreement confirms that your employment with the Company has been terminated without cause effective as of March 31, 2006 (the “Termination Date”).  Your employer-sponsored health insurance coverage, disability and life insurance were terminated as of the Termination Date.

                2.             Board of Directors. You hereby resign from your position as an officer and member of the board of directors of the Company, effective immediately.  The Company will pay completely amounts due on credit cards guaranteed by you and terminate such cards.  The Company acknowledges that, as a former officer and director of the Company, you shall be entitled to indemnification from the Company to the fullest extent permitted by the Company’s by-laws, as amended from time to time, and Delaware law.

3.             Final Payments and Severance Pay.    The Company will make the following payments in connection with your separation from employment and, subject to your execution of this Agreement, the severance payment and advance payment for consulting services described below:

                (a)           $21,750 (subject to statutory deductions and withholdings), which you acknowledge is the value of your accrued but unpaid wages and your accrued but unused vacation through the Termination Date, and which you acknowledge was paid to you on the Termination Date;

                (b)           reimbursement of your expenses in the aggregate amount of $47,636.11, payable to you immediately upon the execution of this Agreement;

                (c)           severance amount equal to $10,000 (the “Severance”), payable to you as soon as the Administaff payroll system permits and upon the execution of this Agreement; and

(d)           a gross payment of $20,000 payable to you immediately upon the execution of this Agreement, which represents an advance payment for up to 100 hours of your post-employment consulting work as further described in Section 6.  For all consulting hours worked in excess of 100 hours, the Company will pay you at the rate of $200 per hour.

You also acknowledge that you will be given notice under separate cover of your right to elect to receive, at your own expense, continuation coverage in the Company’s group health care plans pursuant to the provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”).

You agree that the arrangements set forth in this Paragraph 3 shall be in full and complete satisfaction of any and all sums which are now or might hereafter have become due and owing to you for services rendered by you during your term of employment with the Company or otherwise in respect of your membership on the Company’s Board of Directors, including without limitation, all wages at any time due and owing, expenses, vacation time, sick time, paid time off, paid leaves of absence, severance, bonus, retirement plans, pension plans or deferred compensation plans.

4.             Return of Company Materials.  You will, at the Company’s request, promptly return to the Company all equipment and property (in any form, media, electronic format or otherwise) provided by the Company to you in connection with the performance of your duties as an employee, officer and/or director of the Company. Notwithstanding the foregoing, the Company agrees that you may retain such information as may be necessary for you to perform your duties as a consultant pursuant to Section 6 of this Agreement and, further, that you may continue to use the laptop computer that was provided to you during your employment with the Company until the earlier to occur of (i) the end of the consulting period, or (ii) the conclusion of the lease period of the laptop.

                5.             Continuation of Certain Agreements.  You acknowledge and agree that the Arbitration Agreement between yourself and the Company attached hereto as Exhibit A and the Proprietary Information and Inventions Agreement between yourself and the Company attached hereto as Exhibit B each remain in full force and effect in accordance with their terms and are hereby incorporated by reference into this Agreement and are made a part hereof.  You agree to comply with each such agreement and understand that a breach of any of your obligations under such agreements shall be considered a material breach of this Agreement.

                6.             Consulting Services.  The Company hereby agrees to retain you, and you hereby agree to perform for the Company, certain consulting services as reasonably requested by the Company from time to time, including, without limitation, answering informational questions the Company may have about its business, records, past transactions and other matters, assisting the Company to transfer business knowledge and to transition to other persons the tasks for which you have been responsible during your employment with the Company, and advising the Company with respect to all matters arising during, or related to, your employment, including but not limited to matters in connection with any patent prosecution, litigation or similar process, governmental investigation, litigation or regulatory or other proceeding which may arise following the date of this Agreement (the “Consulting Services”).   The Consulting Services shall be performed at times and locations that are mutually acceptable to you and the Company.  Subject to your execution of this Agreement, the Company shall pay you a gross lump sum payment of $20,000 as an advance for the first 100 hours of Consulting Services.  After you have performed 100 hours of consulting services, the Company shall pay you at the rate of $200 per hour for each hour of Consulting Services requested in advance by the Company.  You agree to submit invoices to the Company on a semi-monthly basis.  The Company agrees to pay all invoices on the first regularly scheduled payroll immediately following the Company’s receipt of your invoice.  The Company agrees that if it fails to timely pay any invoice, the amount due for each such invoice shall accrued interest at the rate of eight percent (8%) on an annual basis.  Following the completion of the first 100 hours of Consulting Services, the consulting arrangement may be terminated by either party upon ten (10) days prior written notice.  You acknowledge and agree that any breach of your obligations to provide the first 100 hours of Consulting Services under this Paragraph 6 shall be considered a material breach of this Agreement

                7.             Release.  In consideration of the foregoing provisions in this Agreement, you hereby irrevocably and forever fully release, discharge and acquit the Company and Administaff Companies II, L.P. (“Administaff”) and all of their respective officers, directors, shareholders, general partners, agents, employees, servants, investors, attorneys, legal representatives, lenders, underwriters, insurers, predecessor and successor companies, assigns and all persons, natural or corporate, in privity with it or any of them (collectively, the “Released Parties”) from any and all claims, demands, actions, causes of action, damages, costs, suits, proceedings, obligations, debts, losses, sums of money, accounts, bills, reckonings, covenants, contracts, liabilities, and controversies of any kind whatsoever, known or unknown, present or future, suspected or unsuspected, at law or in equity, which you may now have or hold, or may have had, or held at any time, that relate or arise from your employment with the Company, including, but not limited to, (a) any claims arising out of your employment, including without limitation, claims based upon race, national origin, gender, age, sexual orientation or handicap discrimination; or (b) any alleged violation of: the Age Discrimination in Employment Act of 1967; the National Labor Relations Act, as amended; Title VII of the Civil Rights Act of 1964, as amended; the Civil Rights Act of 1991; Sections 1981 through 1988 of Title 42 of the United States Code, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Fair Labor Standards Act, as amended; the Americans With Disabilities Act; any other federal, state or local civil or human rights law; any other local, state or federal law, regulation or ordinance; or any public policy, contract, tort, or common law (collectively, the “Released Claims”).  Notwithstanding the foregoing, this Paragraph 7 shall not release the Company from (i) the Company’s obligations and agreements set forth in this Agreement, (ii) its obligations under the Amended and Restated Securityholder Debt and Equity Conversion and Exchange Agreement, dated February 9, 2006 (the “Exchange Agreement”), (iii) the Company’s obligations under the Contingent Note which may be issued by the Company to you pursuant to the Exchange Agreement, a copy of which is attached hereto as Exhibit C (“Contingent Note”) or (iv) the Company’s obligations to indemnify you in accordance with the Company’s bylaws for acts arising prior to the date hereof.  The Company acknowledges that you shall remain a holder of certain of the Company’s common stock, debt and warrants (subject to the Exchange Agreement) and that nothing in this release shall limit your rights and interests in connection with such securities, debts or warrants or release the Company with respect to its obligations in respect thereof.

You acknowledge that this Release is made for the benefit of all of the Released Parties, and that any Released Party shall have the right and benefit to enforce its rights under this Release against you.

                Furthermore, you agree that you will not sue the Company, Administaff or any of the other Released Parties regarding any matter released in the foregoing Release. You further represent and warrant that (i) you are the only person who is entitled to assert any of the Released Claims; (ii)  you have not assigned to any person any of your rights to any of the Released Claims; and (iii) you have right to enter into this Agreement and to the Release contemplated hereby.

You acknowledge and agree that any attempt to circumvent your release or failure to perform your other obligations under this Paragraph 7 shall be considered a material breach of this Agreement.

8.             Confidentiality; Mutual Non-Disparagement.

                (a)           The terms and conditions of this Agreement, and the actions contemplated hereby, shall be confidential and shall not be disclosed by either party to any third person, except in the Company’s case, (i) as required in connection with the planned registration of an offering of securities of the Company or (ii) pursuant to a written confidentiality agreement with such third person.

                (b)           The Company agrees that the Released Parties will not, directly or indirectly, disparage you or do or say anything that will otherwise harm your personal or professional reputation.  You agree that you will continue to use your best efforts to support and promote the interests and reputation of the Company in the community, that you will not, directly or indirectly, disparage the Company or any of the people, products or organizations associated with the Company, including without limitation, its employees, directors, representatives,  legal representatives, advisors, consultants, shareholders, investors or underwriters, and that you will not, directly or indirectly, otherwise do or say anything to intentionally disrupt the morale of the employees of the Company or otherwise harm the Company’s business or reputation.  Nothing herein shall preclude you or the Company, however, from responding truthfully as required by lawful process, summons or subpoena or otherwise as required by law.  You acknowledge and agree that any breach of either Party’s obligations under this Paragraph 8 shall be considered a material breach of this Agreement.

9.             Miscellaneous.

                                (a)           You represent and acknowledge that: (i) you have adequate information regarding all matters encompassed by this Agreement to make an informed and knowledgeable decision regarding the decision to enter into this Agreement; (ii) you have had the opportunity to obtain advice of your own counsel to review and evaluate the terms of this Agreement and the arrangements set forth herein, and (ii) you have not relied upon the advice of the Company or any of its directors, officers, advisors, shareholders or legal representatives in connection with this Agreement.  Accordingly, this Agreement shall be considered to be jointly drafted by both parties hereto and shall not be construed against either party.

                                (b)           Each party agrees to execute all documents and take all such further action as may be necessary to evidence and effect this Agreement and any other documents referenced herein.

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                                (c)           This Agreement constitutes the parties’ entire agreement with respect to the matters covered herein.  All prior and contemporaneous conversations, negotiations, proposals, representations, covenants, and warranties with respect to the subject matter of this Agreement, whether oral or written, are merged herein and superseded by this Agreement.  Neither party is relying on any statement, representation or understanding not contained herein.  This Agreement may be amended only by a written instrument which is signed by both parties hereto and which specifically states that it is an amendment to this Agreement.  No waiver of any right hereunder shall be valid unless in a writing signed by the waiving party.  No failure or other delay by any party exercising any right, power, or privilege hereunder shall be or operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

                                (d)           This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, without regard to choice of law provisions.  Any claims or legal actions by one party against the other arising out of the relationship between the parties contemplated herein (whether or not arising under this Agreement) shall be commenced and maintained in any state or federal court located in Suffolk County in the Commonwealth of Massachusetts, and both parties hereby submit to the exclusive jurisdiction and venue of any such court.

                                (e)           This Agreement may be executed by the parties in counterparts (and may be executed by facsimile), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Signatures transmitted by fax or email (via .pdf or similar format) shall constitute original signatures for the purposes of this Agreement.

If the terms of this Agreement are acceptable to you, please countersign this Agreement below where indicated and return it to the Company, to the attention of Gary Florindo, Chief Executive Officer.

                                                                                                                LIGHTSPACE CORPORATION

By:/s/ Gary Florindo
Name: Gary Florindo
Title: CEO

ACCEPTED AND AGREED:

/s/ Andrew Kennedy Lang
Andrew Kennedy Lang

Date: 4-21-06

EXHIBIT A

ARBITRATION AGREEMENT

ARBITRATION AGREEMENT

The following confirms an Agreement between Ken Lang (“Employee”), and Lightspace Corp. (“Company”), which is a material part of the consideration for Employee’s employment by Company.

WHEREAS, Company desires to employ Employee and Employee ‘desires to be employed by Company;

NOW, THEREFORE, in consideration of the employment of Employee by Company, and other good and valuable consideration,

IT IS HEREBY AGREED:

The Company and Employee mutually agree that any controversy or claim arising out of or relating to Employee’s employment relationship with the Company, which could have been brought in a court of law (“Cover Disputes”), shall be settled by arbitration administered by the American Arbitration Association (“AAA”) under its National Rules for the Resolution of Employment Disputes, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

Covered Disputes include all claims, rights, demands, losses, and causes of action rising: in contract, whether express or implied; or in tort; or under any common law theories; or under any covenants of good faith and fair dealing; or under any Company policy, wage or compensation obligation or benefit plan; or under any federal, state, or municipal statute, executive order, regulation Dr ordinance pertaining to labor or employment law, including, but not limited to, Title Vl1 of the Civil Rights Act of 1964, as amended in 1991; the Americans with Disabilities Act; the Family and Medical Leave Act; the Age Discrimination in Employment Act; the Equal Pay Act; the Fair Labor Standards Act; and the applicable state and local labor and employment law requirements.

This Agreement shall not prohibit actions solely seeking injunctive relief necessary to protect either party’s rights, claims for workers’ compensation benefits, unemployment insurance benefits, claims by Employee for benefits under a Company plan which plan provides its own arbitration procedure or actions to compel arbitration or to enforce or vacate an arbitration award under this Agreement.

With the exception of actions set forth above, arbitration shall be the exclusive means through which the Parties may seek relief in connection with any Covered Disputes. The Parties expressly waive their right to a trial by judge or by jury of any Covered Dispute, as well as their right to appeal the decision rendered by the arbitrator except on the grounds that the decision was procured by corruption, fraud or other undue influence or on the grounds specifically set forth in a statute applicable to vacating an arbitration award under this Agreement.

Employee agrees that if Employee wishes to assert a claim against the Company, the Employee must present to the Company a written request for arbitration within one year of the date on which the Employee knows or should have known of the Covered Dispute against the Company. Likewise, the Company must present a written request for arbitration to the Employee against whom it wishes to assert a claim within the same time frame. Failure by either the Employee or the Company to present such a request within one year shall constitute a waiver of the right to recover relief in any forum in connection with the Covered Dispute.

Unless otherwise agreed to by Employee and Company, the arbitration shall take place in AAA’s office closest to the Company’s headquarters. The Parties shall select a single arbitrator in accordance with applicable AAA rules. Employee is required to pay AAA fees and costs only in the amount of the court costs which the Employee would be required to pay if the dispute were decided in a court of law. Company shall pay all AAA fees and costs in excess of the amount Employee is required to pay.

The Parties are entitled to discovery sufficient to adequately arbitrate their Covered Disputes, including, but not limited to, access to essential documents and witnesses, as determined by the arbitrator. Unless otherwise agreed by Employee and Company, the arbitrator shall apply the law of the State in which the arbitration takes place. The arbitrator shall have the discretion to award monetary and other damages, or to award no damages, and to fashion any other relief that would otherwise be available in court. The arbitrator will issue a written arbitration decision that reveals the essential findings and conclusions on which the award is based.

This Agreement is the complete agreement of the parties on the subject of arbitration of disputes and claims. This Agreement supersedes any prior or contemporaneous oral, written or implied understanding on the subject, shall survive the termination of Employee’s employment and can only be revoked or modified by a writing signed by the parties which specifically states an intent to revoke or modify this Agreement.  If any provision of this Agreement is adjudged to be void or otherwise unenforceable in whole or in part, such adjudication shall not affect the validity of the remainder of this Agreement.

Employee and Company mutually and voluntarily accept the above terms of this Arbitration Agreement.

Employee		Company

Employee’s Signature	Date	Signature	Date

		Name	Title

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EXHIBIT B

PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

[COMPANY NAME]
PROPRIETARY INFORMATION and INVENTIONS AGREEMENT
with Confidentiality, Non-Solicitation and Non-Compete Covenants

The following confirms an Agreement between Ken Lang (Employee), and Lightspace Corporation, a [State of Incorporation] Corporation (the “Company”), which is a material part of the consideration for my employment by Lightspace Corporation:

1.                                       I have not entered into, and agree I will not enter into, any agreement either oral or written in conflict with this Agreement, my employment with the Company, or my relationship with TriNet Employer Group, Inc., which is my employer of record. I will not violate any agreement with or rights of any third party of, except as expressly authorized by the Company in writing hereafter, use or disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company. Further, I have not retained anything containing any confidential information of a prior employer or other third party, whether or not created by me.

2.                                       I agree that all Inventions (as defined in paragraph 6), trade secrets and all other confidential business, technical, and financial information (including, but not limited to, those items listed on Appendix A) , develop, learn, or obtain during the term of my employment with the Company, that relate to the Company, or the business or demonstrably anticipated business of the Company, or that are received by or for the Company in confidence, constitute “Proprietary Information.” I will hold in confidence and not disclose or, except within the scope of my employment with the Company, use any Proprietary Information. However, I shall not be obligated under this paragraph, with respect to information which I can document is, or becomes, readily publicly available without restriction through no fault of mine. Upon termination of my employment with the Company, I will promptly return to the Company all items containing or embodying Proprietary Information (including all copies), except that I may keep my personal copies of (i) my compensation records, (ii) my personnel records, if any, (iii) materials distributed to shareholders or the public generally, and (iv) this Agreement.

3.                                       Until one year after the term of my employment with the Company, I will not encourage or solicit any employee or consultant of the Company to leave the Company for any reason (except for the bona fide termination of Company personnel within the scope of my employment with the Company).

4.                                       I agree that during the term of my employment with the Company (whether or not during business hours), I will not engage in any activity for a “business in competition with the Company” or demonstrably anticipated business of the Company, and I will not assist any other person or organization in competing or in preparing to compete with a “business in competition with the Company” or demonstrably anticipated business of the Company. For purposes of this paragraph, a “business in competition with the Company” means any person or company in the business of interactive display surfaces.

5.                                       To the extent permitted by the laws of the state or country where I reside or work, I agree that until one year after the term of my employment with the Company, I will not engage in any activity for a “business in competition with the Company” or demonstrably anticipated business of the Company, and I will not assist any other person or organization in competing or in preparing to compete with a “business in competition with the Company” or demonstrably anticipated business of the Company. For purposes of this paragraph, a “business in competition with the Company” means a business described in paragraph 4 above doing business in any manner within the geographic areas in which the Company does business.

6.                                       The Company shall own all right, title, and interest (including patent rights, copyrights, trade secret rights, mask work rights and other rights throughout the world) relating to any and all inventions (whether or not patentable), works of authorship, mask works, designs, know-how, ideas and information made or conceived or reduced to practice, in whole or in part, by me during the term of my employment with or service to the Company to the fullest extent allowed by applicable law (collectively, “Inventions”). I will promptly disclose all Inventions to the Company and will identify any Invention I believe is excluded from the scope of this Agreement, so that the Company can make an independent assessment about said exclusion. I hereby make all assignments necessary to accomplish the purposes of this paragraph 6. I shall further assist the Company, at the Company’s expense, to further evidence, record, and perfect such assignments, and to perfect, obtain, maintain, enforce, and defend any rights specified to be so owed or assigned. I hereby irrevocably designate and appoint the Company and its agents and attorneys-in-fact to act for and on my behalf, to execute and file any document, and to do all other lawfully permitted acts to further the purpose of the foregoing with the same legal force and effect as if executed by me. If I wish to clarify that something created by me prior to my relationship with the Company, that relates to the Company’s actual or demonstrably anticipated business, is not within the scope of this Agreement. I have listed it on Appendix B. If I use or (except pursuant to this paragraph) disclose my own or any third party’s confidential information or intellectual property when acting within the scope of my employment or otherwise on behalf of the Company, the Company will have, and I hereby grant the Company a perpetual, irrevocable, worldwide royalty-free, non-exclusive, sublicensable right and license to use and exercise all such confidential information and intellectual property rights. Due to the specific requirements of California law, a copy of California Labor Code §2B70 is attached hereto as Appendix C and the provisions thereof are incorporated herein only if California law is applicable to this Agreement.

7.                                       To the extent allowed by law, paragraph 6 includes all rights of paternity, integrity, disclosure and withdrawal, and any other rights that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent I retain any such Moral Rights under applicable law, I hereby waive such Moral Rights and consent to any action with respect to such Moral Rights by or authorized by the Company. I will confirm any such waivers and consents from time to time as requested by the Company.

8.                                       I agree that this Agreement is not an employment contract for any particular term and does not purport to set forth all the terms and conditions of my employment with the Company and TriNet as my employer of record. However, the terms of this Agreement govern over any inconsistent terms and can only be changed by a subsequent written agreement duly signed on behalf of the Company.

9.                                       I agree that my obligations under paragraphs 2, 3, 5, 6 and 7 of this Agreement shall continue in effect after termination of my employment with the Company, regardless of the reason or reasons for termination, and whether such termination is voluntary or involuntary on my part, and that the Company is entitled to communicate my obligations under this Agreement to any future employer or potential employer of mine. My obligations under paragraphs 2, 6 and 7 also shall be binding upon my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company, its subsidiaries, successors, and assigns.

10.                                 Any dispute over the meaning, effect, or validity of this Agreement shall be resolved in accordance with the laws of the State of [Company Location] without regard to the conflict or laws provisions thereof. I further agree that if one or more provisions of this Agreement are held to be illegal or unenforceable under applicable law, such illegal or unenforceable portion(s) shall be limited or excluded from this Agreement to the minimum extent required so that this Agreement shall otherwise remain in full force and effect and enforceable in accordance with its terms. I also understand that any breach of this Agreement will cause irreparable harm to the Company for which damages would not be an adequate remedy and. therefore, the Company will be entitled to injunctive relief with respect thereto in addition to any other remedies.

I HAVE READ THIS AGREEMENT CAREFULLY AND I UNDERSTAND AND ACCEPT THE OBLIGATIONS WHICH IT IMPOSES UPON ME WITHOUT RESERVATION. NO PROMISES OR REPRESENTATIONS HAVE BEEN MADE TO ME TO INDUCE ME TO SIGN THIS AGREEMENT OTHER THAN THOSE CONTAINED WITHIN THIS DOCUMENT. I SIGN THIS AGREEMENT VOLUNTARY AND FREELY, IN DUPLICATE, WITH THE UNDERSTANDING THAT ONE COUNTERPART WILL BE RETAINED BY {COMPANY NAME} AND/OR TRINET AND THE OTHER COUNTERPART WILL BE RETAINED BY ME.

Employee Signature	Date
Accepted and Agree To By:
[COMPANY NAME]
By
Date
Name:

Title:

[COMPANYNAME]
PROPRIETARY-INFORMATION and INVENTIONS AGREEMENT

Appendix A

PROPRIETARY INFORMATION

Instructions: This is a list of examples of trade secrets and confidential business, technical, and financial information. Information is considered confidential if it is not readily publicly available. This is a partial, but not a complete list of the Proprietary Information subject to the Proprietary Information and Inventions Agreement.

•                  Employee list and all information contained in employee records

•                  Vendor list and all information contained in vendor records

•                  Customer list and aJJ information ‘contained in customer/company records

•                  Prospective Customer list and all information contained in prospective customer/company records

•                  Stockholder list and al/ information contained in stockholder records

•                  All information concerning the financial condition of the Company, including information contained in any income statement, balance sheet or other internal financial report.

•                  Marketing plans and strategies of the Company, including information pertaining to prospective customers.

•                  Financing plans and strategies of the Company

•                  Staffing plans and strategies of the Company

•                  Expansion plans and business strategies of the Company

•                  Negotiations for financing, merger, acquisition, new customers, new vendors or otherwise

•                  Technical research projects, methodologies and results

•                  Other research and development projects

•                  Drawings and specifications

•                  Software and hardware documentation

•                  Forms, manuals, handbooks and guidelines written for internal staff use

•                  Any materials for which the Company has copyright protection or are marked confidential

•                  The Company’s proprietary operating procedures and systems

[COMPANY NAME]
PROPRIETARY INFORMATJON and INVENTIONS AGREEMENT

Appendix B

PRIOR MATTERS

Instructions: If there are any disclosable items as specified in the Proprietary Information and Inventions Agreement set them forth here. The Company will make its own assessment of how the Agreement affects these Items.

[COMPANY NAME]
PROPRIETARY INFORMATION and INVENTIONS AGREEMENT

Appendix C

CALIFORNIA LABOR CODE, SECTION 2870

(a) Any provision in any employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:

(1) Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer.

(2) Result from any work performed by the employee for the employer.

(b) To the extent that a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against public policy of this state and is unenforceable.

Enacted 1979, amended 1986

EXHIBIT C

CONTINGENT NOTE

CONTINGENT PROMISSORY NOTE

$237,381	Boston, Massachusetts April 21, 2006

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Andrew Kennedy Lang (the “Holder”), or his assigns, at the Holder’s residence located at 387 Concord Avenue, Cambridge, MA 02138, or at such other place as the Holder may from time to time designate to the undersigned in writing, the principal sum of TWO HUNDRED THIRTYSEVEN THOUSAND THREE HUNDRED EIGHTY-ONE Dollars ($237,381.00) together with simple interest on the principal amount of this Note from time to time outstanding at the rate of Applicable Federal Rate (AFR) per annum on the Payment Date (as defined below); provided that such payment shall be made in the event, and only in the event, that (i) Lightspace Corporation, a Delaware corporation, or its successor entity achieves the Condition (as defined below) prior to December 31, 2008 and (ii) a Disqualifying Reason (as defined below) does not occur prior to the date on which the Condition is met. If the Condition is not achieved by December 31, 2008 or if a Disqualifying Reason occurs before the date on which the Condition is met, this Note shall be null and void and the undersigned’s obligations hereunder shall be terminated.

The “Condition” shall mean the sooner to occur of (a) the undersigned achieves two consecutive quarters of positive EBITDA (i.e., the earnings of the undersigned before interest, taxes, depreciation and amortization, as determined by the Board of Directors of the undersigned), aggregating at least $1,000,000 or (b) the sale of the undersigned or a registered public offering of equity by the undersigned for cash proceeds of at least $10 million. Upon either occurrence of (a) or (b), the full balance of principal and interest shall be due the Holder. The Payment Date shall be the date which is 45 days after the end of the quarter in which the Condition is achieved.

“Disqualifying Reason” shall mean a material breach by Holder of his obligations under Sections 2, 4, 5, 6. 7 and 8 of that certain Separation Agreement between him and the Company, which Holder fails to cure within ten (10) business days immediately following his receipt of written notification by Lightspace Corporation to the Holder of such alleged breach. The written notification from Lightspace Corporation must describe the basis for its assertion of an alleged breach. Holder shall not be entitled to a cure period if the Board of Directors of Lightspace Corporation reasonably determines that the breach by Holder results from material willful misconduct that cannot be cured.

This Note is being delivered in the Commonwealth of Massachusetts, and shall be construed and enforced in accordance with the decisions of such Commonwealth, excluding its conflict of laws principles. The parties consent to the exclusive jurisdiction and venue of the courts located in Suffolk County, Massachusetts for the resolution of any disputes arising under or related to this Note.

This Note is issued pursuant to an Exchange Agreement, dated as of February 9, 2006, between the Holder, the undersigned and certain other signatories thereto. This Note will inure to the benefit of the Holder’s successor in interest and shall be binding

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upon Lightspace Corporation’s successors and assigns. This Note is non-negotiable and may not be transferred by Holder. Acceptance of this Note by the Holder constitutes acceptance of all terms set forth in this Note, and termination of the undersigned’s obligations hereunder shall not affect the enforceability of the Exchange Agreement.

LIGHTSPACE CORPORATION

By: ___________________________

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